CONSENT

     THIS CONSENT (the “Consent”), dated and effective as of December 19, 2003, is made by and among NEW JERSEY RESOURCES CORPORATION, a New Jersey corporation (the “Borrower”), each of the GUARANTORS (as hereinafter defined), the BANKS (as hereinafter defined), FLEET NATIONAL BANK and SUNTRUST BANK, each in its capacity as a syndication agent, BANK OF TOKYO-MITSUBISHI TRUST COMPANY and JPMORGAN CHASE BANK, each in its capacity as a documentation agent, BANK ONE, NA, CITIZENS BANK OF MASSACHUSETTS and THE BANK OF NEW YORK, each in its capacity as a co-agent and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks (hereinafter referred to in such capacity as the “Agent”).

W I T N E S S E T H:

     WHEREAS, reference is made to that certain Credit Agreement, dated as of December 23, 2002, by and among the Borrower, the Guarantors party thereto, the Banks party thereto, Fleet National Bank and SunTrust Bank, each in its capacity as a syndication agent, Bank of Tokyo-Mitsubishi Trust Company and JPMorgan Chase Bank, each in its capacity as a documentation agent, Bank One, NA, Citizens Bank of Massachusetts and The Bank of New York, each in its capacity as a co-agent, and the Agent, as amended by that certain First Amendment to Credit Agreement, dated August 13, 2003, and as amended and restated by that certain Amended and Restated Credit Agreement, dated the date hereof (the “Credit Agreement”);

     WHEREAS, pursuant to Section 2.10 of the Credit Agreement, Borrower has delivered its annual financial statements for the fiscal year ending September 30, 2003 and has provided written notice to the 364-Day Banks that it requests an extension of the 364-Day Loan Expiration Date, and the parties hereto desire to extend the 364-Day Loan Expiration Date subject to the terms and conditions as set forth herein;

     WHEREAS, pursuant to Section 2.12 of the Credit Agreement, Borrower has provided notice to the Agent that it wishes to exercise its option to increase the Banks’ 364-Day Revolving Credit Commitments, and the parties hereto desire to increase the Banks’ 364-Day Revolving Credit Commitments subject to the terms and conditions as set forth herein; and

     WHEREAS, the amendment and restatement of the Credit Agreement as of the date hereof is effective prior to the execution and effectiveness of this Consent.

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

     1.     Definitions.

     Capitalized terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

     2.     Consent to Extension of 364-Day Loan Expiration Date and Increase of 364-Day Revolving Credit Commitments.

     (a)  In accordance with Section 2.10 of the Credit Agreement, and subject to satisfaction of the conditions set forth in Section 3 below, the Borrower, the Agent and the 364-Day Banks hereby extend the 364-Day Loan Expiration Date for an additional period of 364 days commencing on the 364-Day Loan Expiration Date (such date being December 19, 2003) and with a new expiration date, referred to herein as the First Extended 364-Day Expiration Date of December 16, 2004.

     (b)  In accordance with Section 2.12 of the Credit Agreement, and subject to satisfaction of the conditions set forth in Section 3 below, the Borrower, the Agent and the 364-Day Banks hereby increase the 364-Day Revolving Credit Commitment in an aggregate amount of Twenty Million Dollars ($20,000,000) so that after giving effect to such increase, each 364-Day Bank has the 364-Day Revolving Credit Commitment and the 364-Day Revolving Credit Ratable Share as set forth opposite such 364-Day Bank’s name on the amended and restated Schedule 1.1(B) attached to this Consent.

     3.     Conditions of Effectiveness of this Consent.

     The effectiveness of Section 2 [Consent to Extension of 364-Day Loan Expiration Date and Increase of 364-Day Revolving Credit Commitments] hereof is expressly conditioned upon the satisfaction of the conditions set forth below being satisfied to the satisfaction of the Agent and the 364-Day Banks:

     (a)  Certain Legal Details; Counterparts (364-Day Extension and Increase). All legal details and proceedings in connection with the transactions contemplated by this Consent shall be in form and substance satisfactory to the Agent, the Agent shall have received from the Borrower and each of the 364-Day Banks an executed original of this Consent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent.

     (b)  Notes. The Borrower shall have executed and delivered to each of the 364-Day Banks new Notes, reflecting the increase of the amount of each Bank’s 364-Day Revolving Credit Commitments, if any such Bank so requests.

     (c)  Representations and Warranties; No Defaults. After giving effect to the increase in the 364-Day Revolving Credit Commitments, the representations and warranties of the Loan Parties contained in Section 6 of the Credit Agreement and each of the other Loan Documents shall be true and accurate as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions under the Loan Documents and hereof; no Event of Default or Potential Default under the Credit

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Agreement and the other Loan Documents shall have occurred and be continuing or shall exist; and the Chief Executive Officer, President or Chief Financial Officer or other Authorized Officer of each Loan Party shall have delivered to the Agent for the benefit of each Bank a duly executed certificate dated the date hereof certifying as to the items in this Section 3(c).

     (d)  Organization, Authorization and Incumbency. There shall be delivered to the Agent for the benefit of each Bank a certificate, dated as of the date hereof and signed by the Secretary or an Assistant Secretary of each Loan Party, certifying as appropriate as to:

(i) all action taken by such party in connection with this Consent and the other Loan Documents together with resolutions of each Loan Party evidencing same;

(ii) the names of the officer or officers authorized to sign this Consent and the other documents executed and delivered in connection herewith and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of such Loan Party for purposes of the Loan Documents and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

(iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation and limited liability company agreement, in each case as in effect on the date hereof, certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business, provided, however, that each of the Loan Parties may, in lieu of delivering copies of the foregoing organizational documents and good standing certificates, certify that the organizational documents and good standing certificates previously delivered by the Loan Parties to the Agent remain in full force and effect and have not been modified, amended or rescinded.

     (e)  Material Adverse Change. Each of the Loan Parties represents and warrants to the Agent and the Banks that, by the execution and delivery hereof by each Loan Party to the Agent, after giving effect to this Consent, no Material Adverse Change shall have occurred with respect to the Borrower or any of the Loan Parties since the Closing Date of the Credit Agreement.

     (f)  No Violation of Laws. The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Banks.

     (g)  No Actions or Proceedings. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of the Credit Agreement, the Loan Documents or this Consent or the consummation of the transactions contemplated thereby or hereby or which, in the Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by the Credit Agreement, the Loan Documents or this Consent.

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     4.     Miscellaneous.

     (a)  Force and Effect. The Credit Agreement and each of the other Loan Documents are hereby ratified and confirmed and are in full force and effect. No novation is intended or shall occur by or as a result of this Consent. This Consent is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the liens, security interests, indebtedness, loans, liabilities, expenses, or obligations under the Credit Agreement or the other Loan Documents.

     (b)  Governing Law. This Consent shall be deemed to be a contract under the laws of the State of New Jersey and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without regard to its conflict of laws principles.

     (c)  Counterparts. This Consent may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (d)  Ratification of Guarantors. Each of the Guarantors hereby executes this Consent to evidence its consent hereto, and each Guarantor hereby ratifies and confirms the Credit Agreement, each Guaranty Agreement and each other Loan Document to which it is a party. No novation is intended or shall occur by or as a result of this Consent. This Consent is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the liens, security interests, indebtedness, loans, liabilities, expenses, or obligations under the Credit Agreement or the other Loan Documents.

     (e)  Payment of Fees and Expenses. The Borrower unconditionally agrees to pay and reimburse the Agent and save the Agent harmless against liability for the payment of all out-of-pocket costs, expenses and disbursements, including without limitation: (i) to the Agent for itself the reasonable costs and expenses of the Agent including, without limitation, the reasonable fees and expenses of counsel incurred by the Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Consent, and all other documents or instruments to be delivered in connection herewith, (ii) to the Agent for the benefit of each 364-Day Bank consenting to the extension of the 364-Day Loan Expiration Date pursuant to Section 2(a) of this Consent, on or prior to the Effective Date, a fee equal to 5.0 basis points of each such 364-Day Bank’s 364-Day Revolving Credit Commitment as it was set forth on Schedule 1.1(B) in effect immediately prior to the amendment and restatement thereof by Schedule 1.1(B) attached to this Consent and (iii) to the Agent for the benefit of each 364-Day Bank consenting to the increase of the 364-Day Revolving Credit Commitment pursuant to Section 2(b) of this Consent, on or prior to the Effective Date, a fee equal to 10.0 basis points of the difference between (x) each such 364-Day Bank’s 364-Day Revolving Credit Commitment as set forth on the amended and restated Schedule 1.1(B) attached to this Consent and (y) each such consenting 364-Day Bank’s 364-Day Revolving Credit Commitment as it was set forth on Schedule 1.1(B) in effect immediately prior to the amendment and restatement thereof by Schedule 1.1(B) attached to this Consent.

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     (f)  Effective Date. This Consent shall be dated as of and shall be effective as of the date of satisfaction of all items set forth in Section 3 hereof (the “Effective Date”).

[SIGNATURES BEGIN ON NEXT PAGE]

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[SIGNATURE PAGE TO CONSENT TO
NEW JERSEY RESOURCES CORPORATION CREDIT AGREEMENT]

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Consent as of the date first above written.

BORROWER:

ATTEST:	NEW JERSEY RESOURCES CORPORATION

	By:	[Seal]

Name:	Name:

Title:	Title:

[SIGNATURE PAGE TO CONSENT TO
NEW JERSEY RESOURCES CORPORATION CREDIT AGREEMENT]

GUARANTORS:

COMMERCIAL REALTY AND RESOURCES CORP

By:

Name:

Title:

[SIGNATURE PAGE TO CONSENT TO
NEW JERSEY RESOURCES CORPORATION CREDIT AGREEMENT]

NJNR PIPELINE COMPANY

By:

Name:

Title:

[SIGNATURE PAGE TO CONSENT TO
NEW JERSEY RESOURCES CORPORATION CREDIT AGREEMENT]

NJR ENERGY CORPORATION

By:

Name:

Title:

[SIGNATURE PAGE TO CONSENT TO
NEW JERSEY RESOURCES CORPORATION CREDIT AGREEMENT]

NJR ENERGY SERVICES COMPANY

By:

Name:

Title:

[SIGNATURE PAGE TO CONSENT TO
NEW JERSEY RESOURCES CORPORATION CREDIT AGREEMENT]

NJR HOME SERVICES COMPANY

By:

Name:

Title:

[SIGNATURE PAGE TO CONSENT TO
NEW JERSEY RESOURCES CORPORATION CREDIT AGREEMENT]

BANKS:

BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
individually and as Documentation Agent

By:

Name:

Title:

[SIGNATURE PAGE TO CONSENT TO
NEW JERSEY RESOURCES CORPORATION CREDIT AGREEMENT]

BANK ONE, NA, individually and as Co-Agent

By:

Name:

Title:

[SIGNATURE PAGE TO CONSENT TO
NEW JERSEY RESOURCES CORPORATION CREDIT AGREEMENT]

CITIZENS BANK OF MASSACHUSETTS,
individually and as a Co-Agent

By:

Name:

Title:

[SIGNATURE PAGE TO CONSENT TO
NEW JERSEY RESOURCES CORPORATION CREDIT AGREEMENT]

FLEET NATIONAL BANK, individually and as
Syndication Agent

By:

Name:

Title:

[SIGNATURE PAGE TO CONSENT TO
NEW JERSEY RESOURCES CORPORATION CREDIT AGREEMENT]

JPMORGAN CHASE BANK, individually and as Documentation Agent

By:

Name:

Title:

[SIGNATURE PAGE TO CONSENT TO
NEW JERSEY RESOURCES CORPORATION CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION,
individually and as Agent

By:

Name:

Title:

[SIGNATURE PAGE TO CONSENT TO
NEW JERSEY RESOURCES CORPORATION CREDIT AGREEMENT]

SUNTRUST BANK, individually and as
Syndication Agent

By:

Name:

Title:

[SIGNATURE PAGE TO CONSENT TO
NEW JERSEY RESOURCES CORPORATION CREDIT AGREEMENT]

THE BANK OF NEW YORK, individually and as a Co-Agent

By:

Name:

Title:

[SIGNATURE PAGE TO CONSENT TO
NEW JERSEY RESOURCES CORPORATION CREDIT AGREEMENT]

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

SCHEDULE 1.1(B)

NEW JERSEY RESOURCES CORPORATION

Part 1 - Commitments of Banks and Addresses for Notices to Banks

		Amount of
	Amount of	Commitment		Revolving
	Commitment	for 364-Day		Credit	364-Day
	for Revolving	Revolving		Ratable	Revolving Credit
Bank	Credit Loans	Credit Loans	Ratable Share	Share	Ratable Share

PNC BANK, NATIONAL ASSOCIATION	$21,700,000	$10,700,000	10.317307692%	27.125%	8.9166666667%

Address for Notices:
16th Floor
Two Tower Center Boulevard East
Brunswick, New Jersey 08816
Attention: Michael Nardo
Telephone: (732) 220-3229
Telecopy: (732) 220-3270

Address of Lending Office:
PNC Agency Services
PNC Firstside Center, 4th Floor
500 First Avenue
Pittsburgh, Pennsylvania 15219
Attention: Lisa Pierce
Telephone: (412) 762-6442
Telecopy: (412) 762-8672

BANK ONE, NA	$7,500,000	$9,200,000	7.798076923%	9.375%	7.6666666667%

Address for Notices:
1 Bank One Plaza, Suite IL1-0363
Chicago, Illinois 60670
Attention: Dawn Hamm
Telephone: (312) 732-6899
Telecopy: (312) 732-3055

Address of Lending Office:
1 Bank One Plaza, Suite IL1-0634
Chicago, Illinois 60670
Attention: Ron Cromey
Telephone: (312) 732-7494
Telecopy: (312) 732-3055

	Amount of	Amount of
	Commitment for	Commitment for			364-Day Revolving
	Revolving Credit	364-Day Revolving		Revolving Credit	Credit Ratable
Bank	Loans	Credit Loans	Ratable Share	Ratable Share	Share

BANK OF TOKYO-MITSUBISHI TRUST COMPANY	$9,500,000	$18,100,000	14.836538462%	11.875%	15.0833333333%

Address for Notices:
12th Floor
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: Nicholas Battista
Telephone: (212)782-4333
Telecopy: (212)782-6440
Attention: Matthew Hughes
Telephone: (212)782-4303
Telecopy: (212)782-6440

Address of Lending Office:
12th Floor
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: Rolando Uy
Telephone: (201)413-8570
Telecopy: (201) 521-2304 or 2305

CITIZENS BANK OF MASSACHUSETTS	$7,500,000	$9,200,000	7.798076923%	9.375%	7.6666666667%

Address for Notices:
28 State Street
Boston, Massachusetts 02109
Attention: Michael Ouellet
Telephone: (617)994-7034
Telecopy: (617)263-0439

Address of Lending Office:
20 Cabot Road
Medford, Massachusetts
Attention: Maria Chaplain
Telephone: (781)655-4391
Telecopy: (781)655-4050

	Amount of	Amount of
	Commitment for	Commitment for			364-Day Revolving
	Revolving Credit	364-Day Revolving		Revolving Credit	Credit Ratable
Bank	Loans	Credit Loans	Ratable Share	Ratable Share	Share

FLEET NATIONAL BANK	$9,500,000	$12,000,000	10.144230769%	11.875%	10%

Address for Notices:
Global Energy
MADE 10009G
100 Federal Street
Boston, Massachusetts 02110
Attention: Stephen J. Hoffman
Telephone: (617) 434-6520
Telecopy: (617) 434-3652

Address of Lending Office:
Global Energy
MADE 10009G
100 Federal Street
Boston, Massachusetts 02110
Attention: Francia Castillo
Telephone: (617) 434-5092
Telecopy: (617) 434-0201

JPMORGAN CHASE BANK	$9,500,000	$14,500,000	12.067307692%	11.875%	12.0833333333%

Address for Notices:
695 Route 46 West
Fairfield, New Jersey 07004
Attention: John C. Strickland
Telephone: (973) 439-5072
Telecopy: (973) 439-5017 or 5018

Address of Lending Office:
695 Route 46 West
Fairfield, New Jersey 07004
Attention: Carol Vacante
Telephone: (973) 439-5035
Telecopy: (973) 439-5016

	Amount of	Amount of
	Commitment for	Commitment for			364-Day Revolving
	Revolving Credit	364-Day Revolving		Revolving Credit	Credit Ratable
Bank	Loans	Credit Loans	Ratable Share	Ratable Share	Share

SUNTRUST BANK	$9,500,000	$16,000,000	13.221153846%	11.875%	13.3333333333%

Address for Notices:
10th Floor, Mail Code 1929
303 Peachtree Street
Atlanta, Georgia 30308
Attention: Ryan Simmons
Telephone: (404) 724-3924
Telecopy: (404) 827-6270

Address of Lending Office:
10th Floor, Mail Code 1941
303 Peachtree Street
Atlanta, Georgia 30308
Attention: Jennifer Bauman
Telephone: (404) 230-1939
Telecopy: (404) 575-2730

THE BANK OF NEW YORK	$5,300,000	$7,800,000	6.509615385%	6.625%	6.5%

Address for Notices:
One Wall Street, 19th Floor
New York, New York 10286
Attention: Maxine Roach
Telephone: (212) 635-7532
Telecopy: (212) 635-7926

Address of Lending Office:
Utilities Division
One Wall Street, 19th Floor
New York, New York 10286
Attention: Cynthia Howells
Telephone: (212) 635-7889
Telecopy: (212) 635-7923

WACHOVIA BANK, N.A.	$0	$22,500,000	17.307692308%	0%	18.75%

Address for Notices:
301 South College Street, NC0251
Charlotte, North Carolina 28288
Attention: Brian Smith
Telephone: (704) 715-9941
Telecopy: (704) 374-2570

Address of Lending Office:
201 South College Street
Charlotte, North Carolina 28288
Attention: Chanue Michael
Telephone: (704)715-1195
Telecopy: (704 383-7201

TOTAL	$80,000,000	$120,000,000	100%	100%	100%

SCHEDULE 1.1(B)

NEW JERSEY RESOURCES CORPORATION

Part 2 - Addresses for Notices to Agent, Borrower and Guarantors

AGENT

PNC Bank, National Corporation
Two Tower Center Boulevard, 16th Floor
East Brunswick, New Jersey 08816
Attention: Michael Nardo
Telephone: (732) 220-3229
Telecopy: (732) 220-3270

BORROWER:

New Jersey Resources Corporation
1415 Wyckoff Road
Wall, New Jersey 07719
Attention: Dennis Puma
Telephone: (732) 938-1229
Telecopy: (732) 938-2620

GUARANTORS:

Commercial Realty and Resources Corp.
NJNR Pipeline Company
NJR Energy Corporation
NJR Energy Services Company
NJR Home Services Company
1415 Wyckoff Road
Wall, New Jersey 07719
Attention: Dennis Puma
Telephone: (732) 938-1229
Telecopy: (732) 938-2620